EXHIBIT 99.1
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[EPICEPT CORPORATIO logo]

CONTACTS

 EPICEPT CORPORATION:                                        INVESTORS:
 Robert W. Cook                                              LIPPERT/HEILSHORN &
 (914) 606-3500                                              ASSOCIATES
 rcook@epicept.com                                           Kim Sutton Golodetz
                                                             (212) 838-3777
                                                             kgolodetz@lhai.com

                                                             or


 MEDIA:                                                      Bruce Voss
 FEINSTEIN KEAN HEALTHCARE                                   (310) 691-7100
 Greg Kelley                                                 bvoss@lhai.com
 (617) 577-8110
 gregory.kelley@fkhealth.com


         EPICEPT CORPORATION RAISES $10 MILLION IN PRIVATE PLACEMENT

TARRYTOWN, NY - (JUNE 29, 2007) - EpiCept Corporation (Nasdaq and OMX Stockholm:
EPCT) announced today that it has entered into definitive agreements with institutional investors to raise $10 million in gross proceeds through the sale of EpiCept common stock and warrants.

In connection with the private placement, EpiCept will issue approximately 5.1 million shares of its common stock at $1.95 per share and five-year warrants to purchase up to approximately 2.56 million shares of common stock at an exercise price of $2.93 per share. The warrants will not become exercisable until six months after the closing. Following the consummation of the private placement, EpiCept will have approximately 37.5 million shares of common stock outstanding.

The Company also agreed to file a registration statement with the Securities and Exchange Commission to register the shares of common stock issued in the private placement and the shares of common stock underlying the warrants for possible resale by the investors.

This press release is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ABOUT EPICEPT CORPORATION
EpiCept is focused on unmet needs in the treatment of cancer and pain. EpiCept has a staged portfolio of pharmaceutical product candidates with several pain therapies in late-stage clinical trials, and a lead oncology compound (for acute myeloid leukemia, or AML) with demonstrated efficacy in a Phase III trial; a marketing authorization application for this compound has been submitted in Europe. EpiCept is based in Tarrytown, N.Y., and its research and development team in San Diego is pursuing a drug discovery program focused on novel approaches to apoptosis.


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June 29, 2007
Page 2


FORWARD LOOKING STATEMENTS
This news release and any oral statements made with respect to the information contained in this news release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on EpiCept's current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that Myriad's development of Azixa will not be successful, the risk that Azixa will not receive regulatory approval or achieve significant commercial success, the risk that we will not receive any significant payments under our agreement with Myriad, the risk that the development of our other apoptosis product candidates will not be successful, the risk that our ASAP technology will not yield any successful product candidates, the risk that clinical trials for NP-1 will not be successful, that NP-1 will not receive regulatory approval or achieve significant commercial success, the risk that Ceplene will not receive regulatory approval or marketing authorization in the EU, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that EpiCept will not obtain approval to market any of its product candidates, the risks associated with reliance on additional outside financing to meet its capital requirements, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; competition; litigation; risks associated with our ability to have our common stock readmitted to trading on The Nasdaq Global Market; risks associated with prior material weaknesses in our internal controls; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in EpiCept's periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in EpiCept's filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.

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